SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129

(Address of principal executive offices) (Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2018, First Savings Financial Group, Inc. (the “Company”), the financial holding company for First Savings Bank (the “Bank”), entered into Subordinated Note Purchase Agreement (the “Agreement”) with a qualified institutional investor (the “Purchaser”) and, pursuant to the Agreement, issued to the Purchaser a 5.95% Fixed-to-Floating Rate Subordinated Note due 2028, in the principal amount of $20.0 million (the “Note”). The Note was offered and sold in a private placement, in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

The Company intends to use the net proceeds from the Note issuance for general corporate purposes, including a capital contribution to the Bank to support its continued organic growth. The Note is intended to qualify as Tier 2 capital under the capital guidelines of the Federal Reserve Board.

The Note, which matures on September 30, 2028, bears interest at a fixed annual rate of 5.95% for the period to but excluding September 30, 2023 (the “Fixed Interest Rate Period”). From and including September 30, 2023 until redemption or maturity (the “Floating Interest Rate Period”), the interest rate will adjust to a floating rate based on the LIBOR, plus a margin. The Company will pay interest in arrears quarterly during both the Fixed Interest Rate Period and the Floating Interest Rate Period. The Note constitutes an unsecured and subordinated obligation of the Company and ranks junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Note before the fifth anniversary of the issuance date. The Agreement and Note contain customary subordination provisions and events of default.

The foregoing description of the Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement and the form of Note, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 20, 2018, the Company issued a press release announcing the issuance of the Note. A copy of the press release is filed as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Form of Subordinated Note Purchase Agreement
10.2	Form of Subordinated Note
99.1	Press Release Dated September 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: September 24, 2018	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer